SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  May 23, 1996

                   MID-AMERICAN WASTE SYSTEMS, INC.
           (Exact Name of Registrant as Specified in Charter)

       Delaware                      1-10727              31-1161917
    (State or Other Jurisdiction   (Commission        (I.R.S. Employer
    of Incorporation)              File Number)       Identification No.)

    1006 Walnut Street, Canal Winchester, Ohio                       43110
    (Address of Principal Executive Offices)                         (Zip Code)

    Registrant's telephone number, including area code      (614) 833-9155

                                    N/A
    (Former Name or Former Address, if Changed Since Last Report)

          Item 4.   Changes in Registrant's Certifying Accountant.

                    On Thursday, May 23, 1996, Coopers & Lybrand
          L.L.P., the Registrant's independent accountant, advised the Registrant that it was resigning in its capacity as the certifying accountant for the Registrant effective immediately. The audit committee of the board of direc-tors of the Registrant did not recommend or approve of the resignation.

                    The report prepared by Coopers & Lybrand L.L.P. on the financial statements of the Registrant for the fiscal year ended December 31, 1995 was prepared on the assumption that the Registrant would continue as a going concern. The report stated that the Registrant experi-enced a significant net operating loss in 1995, had a negative working capital at December 31, 1995, and was in default of certain credit agreements. The report also expressed substantial doubt about the Registrant's abili-ty to continue as a going concern.

                    The report prepared by Coopers & Lybrand L.L.P. on the financial statements of the Registrant for the fiscal year ended December 31, 1994 does not contain an adverse opinion or a disclaimer of opinion. In addition, the report was not qualified or modified with respect to uncertainty, audit scope, or accounting principles.

                    Except as described below, during the
          Registrant's two most recent fiscal years and through the date of resignation, the Registrant did not have any disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial state-ment disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused Coopers & Lybrand L.L.P. to make reference thereto in connection with its reports.

                    In November 1995, Coopers & Lybrand L.L.P.
          recommended to the audit committee that the Registrant's management revise the Registrant's previously issued earnings release for the third quarter of 1995 to include the loss on the Registrant's operations in Jacksonville, Florida in the third quarter rather than in the fourth quarter. The audit committee accepted the recommendation of Coopers & Lybrand L.L.P., and the earnings release for the third quarter was revised to include the loss. Coopers & Lybrand L.L.P. is authorized to respond fully to any inquiries concerning this matter from the Registrant's new certifying accountant.

                    As reported on the Registrant's Form 10-Q for the quarterly period ended March 31, 1996, the Registrant's management is in the process of evaluating the carrying value of the Registrant's costs and the adequacy of Registrant's accruals, the result of which could require significant additional charges for asset impairment, asset write-downs and additional accruals. Coopers & Lybrand L.L.P. did not perform a pre-issuance review for the quarterly period ended March 31, 1996.

                    During the Registrant's two most recent fiscal years and through the date of resignation, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commis-sion (the "Commission").

                    The Registrant has requested Coopers & Lybrand L.L.P. to furnish a letter addressed to the Commission stating whether it agrees with the above statements.


                               Signatures

                Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  May 31, 1996

                                 MID-AMERICAN WASTE SYSTEMS, INC.

                                 By:/s/ Gene A. Meredith
                                    Gene A. Meredith
                                    Chairman of the Board,
                                    President, Secretary, and
                                    Chief Executive Officer